Exhibit 3(b)
As Amended
Through December 8, 2008
BYLAWS
OF
OXFORD INDUSTRIES, INC.
ARTICLE I
STOCKHOLDERS
Section 1. Annual Meetings. The Annual Meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide for such meeting by action by November 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia, at 11 a.m. on the third Wednesday in November of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.
Section 2. Special Meetings. Special meetings of the stockholders may be called by the persons specified in the Company’s Articles of Incorporation. Such meetings may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting delivered or mailed by the Secretary of the Company.
Section 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote, at his address as appears upon the record of the Company, not less than 10 nor more than 50 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting the person or persons calling such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any stockholder. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the stockholders shall not be required.
Section 4. Quorum. A majority in interest of the outstanding capital stock of the Company represented either in person or by proxy shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these Bylaws, or by law.
Section 5. Proxies. A stockholder may vote, either in person or by proxy duly executed in writing by the stockholder. A proxy for any meeting shall be valid for any adjournment of such meeting.
Section 6. Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding seventy days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to such notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
Section 7. Business at Annual Meetings of Stockholders.
          (a) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) shall be conducted at an Annual Meeting of the stockholders as shall have been brought before the meeting (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who (A) was a stockholder of record at the time of giving of notice provided for in this Section 7 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 7. For the avoidance of doubt, the foregoing clause (iii) of this Section 7(a) shall be the exclusive means for a stockholder to propose such business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before an Annual Meeting of the stockholders.
          (b) For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) to be properly brought before an Annual Meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 7(c) of Article I of these Bylaws to the Secretary of the Company and such business must otherwise be appropriate for stockholder action under the provisions of the Georgia Business Corporation Code (the “Code”). To be timely, a stockholder’s notice for such business must be delivered to the Secretary of the Company at the principal executive offices of the Company in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting of the stockholders; provided, however, that if and only if the Annual Meeting of the stockholders is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (i) the tenth (10th) day following the day of the Public Announcement (as defined in Section 7(g) of Article I of these Bylaws) of the date of the Annual Meeting of the stockholders or (ii) the date which is ninety (90) days prior to the date of the Annual Meeting of the stockholders. In no event shall any adjournment, deferral or postponement of an Annual Meeting of the stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          (c) To be in proper written form, a stockholder’s notice to the Secretary of the Company shall set forth as to each matter of business the stockholder proposes to bring before the Annual Meeting of the stockholders (i) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Company’s Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, as they appear on the Company’s books, the name and residential address (if different from the Company’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person (as defined in Section 7(g) of

Article I of these Bylaws) covered by clauses (iii), (iv) and (v) below, (iii) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Company’s securities, a description of any Derivative Positions (as defined in Section 7(g) of Article I of these Bylaws) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 7(g) of Article I of these Bylaws) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (iv) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business, (v) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal, and (vi) such other information as the Board of Directors reasonably determines is necessary to consider the proposal. In addition, any stockholder who submits a notice pursuant to this Section 7 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 7(e) of Article I of these Bylaws.
          (d) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of Article II of these Bylaws) shall be conducted at an Annual Meeting of the stockholders except in accordance with the procedures set forth in this Section 7. At an Annual Meeting of the stockholders, the presiding officer of the meeting shall determine, if the facts warrant, that business was not properly brought before the meeting and in accordance with the provisions prescribed by these Bylaws, and if such officer should so determine, the such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
          (e) Any stockholder who submits a notice of proposal for business pursuant to this Section 7 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting of the stockholders and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than five (5) business days after the record date for the Annual Meeting of the stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).
          (f) In addition to the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
          (g) For purposes of Sections 7 of Article I of these Bylaws and Section 8 of Article II of these Bylaws, the term:
     (i) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Company;
     (ii) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to the Company’s securities;
     (iii) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (iv) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder, or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.
ARTICLE II
DIRECTORS
Section 1. Powers of Directors. The Board of Directors shall have the management of business of the Company, and, subject to any restriction imposed by law, by the charter, or by these Bylaws, may exercise all the powers of the corporation.
Section 2. Number of Directors. Effective March 27, 2008, the Board of Directors shall consist of 10 members.
Section 3. Meeting of Directors. The Board may by resolution provide for the time and place of regular meetings, and no notice need be given of such regular meetings. Special Meetings of the Directors may be called by the Chairman of the Board or by the President or by at least 30 percent of the Directors.
Section 4. Notice of Meeting. Notice of each meeting of the Directors shall be given by the Secretary mailing the same at least five days before the meeting or by telephone or telegraph or in person at least three days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the Annual Meeting of the stockholders.
Section 5. Executive Committee. The Board may by resolution provide for an Executive Committee consisting of such Directors as are designated by the Board. Any vacancy in such Committee may be filled by the Board. Except as otherwise provided by the law, by these Bylaws, or by resolution of the full Board, such Executive Committee shall have and may exercise the full powers of the Board of Directors during the interval between the meetings of the Board and wherever by these Bylaws, or by resolution of the stockholders, the Board of Directors is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these Bylaws or such resolution expressly require that such action or determination be taken or made by the full Board of Directors. The Executive Committee shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings. The Chairman of the Board of Directors shall be a member of the Executive Committee and shall act as Chairman thereof.

Section 6. Compensation. A fee and reimbursement for expenses for attendance at meetings of the Board of Directors or any Committee thereof may be fixed by resolution of the full Board.
Section 7. Retirement of Directors. Any person who has concurrently served, or would concurrently serve, as a Director and as an employee of the Company, other than a person who is serving or has served as the Chief Executive Officer, shall be ineligible for election or appointment as a Director after the Company’s fiscal year during which such person reaches sixty-five (65) years of age. Except for those individuals described in the preceding sentence, all other persons shall be ineligible for election or appointment as a Director after the Company’s fiscal year during which such person reaches seventy-two (72) years of age.
Section 8. Nominations of Directors.
          (a) Subject to the rights of holders of any class or series of capital stock of the Company then outstanding, only persons who are nominated in accordance and compliance with the procedures set forth in this Section 8 shall be eligible for election to the Board of Directors at an Annual Meeting of the stockholders. Any stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as directors at a meeting only in accordance and compliance with the procedures set forth in this Section 8.
          (b) Nominations of persons for election to the Board of Directors of the Company at an Annual Meeting of the stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who (A) was a stockholder of record at the time of giving of notice provided for in this Section 8(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 8. For the avoidance of doubt, clause (ii) of this Section 8(b) shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an Annual Meeting of the stockholders. Any nominations by stockholders at an Annual Meeting of stockholders shall be made pursuant to timely notice in proper written form as described in Section 8(c) of Article II of these Bylaws to the Secretary of the Company. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors must be delivered to the Secretary of the Company at the principal executive offices of the Company in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s Annual Meeting of the stockholders; provided, however, that if and only if the Annual Meeting of the stockholders is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such stockholder’s notice must be delivered by the later of (1) the tenth (10th) day following the day of the Public Announcement of the date of the Annual Meeting of the stockholders or (2) the date which is ninety (90) days prior to the date of the Annual Meeting of the stockholders. In no event shall any adjournment, deferral or postponement of an Annual Meeting of the stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
          (c) To be in proper written form, a stockholder’s notice to the Secretary of the Company shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director of the Company, (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the person, (D) the date such shares were acquired and the investment intent of such acquisition and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder, as they appear on the Company’s books, the name and residential address (if different from the Company’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person covered by clauses (B), (C), (D) and (E) below, (B) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Company’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (C) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (E) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of any of the Company’s outstanding shares to elect such nominee or otherwise to solicit proxies from stockholders in support of the nomination, and (F) such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. In addition, any stockholder who submits a notice pursuant to this Section 8 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 8(e) of Article II of these Bylaws. At an Annual Meeting of the stockholders, the presiding officer of the meeting shall determine, if the facts warrant, that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.
          (d) Notwithstanding anything in the fourth sentence of Section 8(b) of Article II of these Bylaws to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting of the stockholders, a stockholder’s notice required by Section 8(b) of Article II of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Company.
          (e) Any shareholder who submits a nomination for election pursuant to this Section 8 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting of the stockholders and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than five (5) business days after the record date for the Annual Meeting of the stockholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).
          (f) In addition to the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals as to any other business to be considered pursuant to these Bylaws regardless of the stockholder’s intent to utilize Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Section 9. Election of Directors. Except as provided in the Company’s Articles of Incorporation with respect to filling vacancies on the Board of Directors, each Director shall be elected to serve on the Board of Directors by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders for the election of Directors at which a quorum is present, provided that if the number of nominees exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director. If a Director standing for election is not elected, the Director shall offer to tender his or her resignation to the Board of Directors. The Board of Directors, in consultation with any committee thereof so designated, shall determine whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
ARTICLE III
OFFICERS
Section 1. Officers. The officers of the Company shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person, except that the same person shall not be Chief Executive Officer or President and Secretary. The Board may designate a Vice President as an Executive Vice President, and may designate the order in which the other Vice Presidents may act.
Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee, unless he designates another officer to preside. He shall act in a consultative capacity and perform such other duties as the Board of Directors may from time to time direct.
Section 3. Chief Executive Officer. Subject to the directions of the Board of Directors, the Chief Executive Officer shall give general supervision and direction to the affairs of the Company. The Chief Executive Officer shall have authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the company any contract, conveyance, or similar document not requiring approval by the Board of Directors or stockholders. The Chief Executive Officer shall preside at meetings in case of the absence or disability of the Chairman of the Board.
Section 4. President. Subject to the directions of the Chief Executive Officer, the President shall assist the Chief Executive Officer in giving general supervision and direction to the affairs of the Company.
Section 5. Vice President. The Vice President shall act in case of the absence or disability of the Chairman of the Board and the Chief Executive Officer. If there is more than one Vice President such Vice Presidents shall act in the order of precedence as set out by the Board of Directors, or in the absence of such designation, the Executive Vice President shall be first in order of precedence.
Section 6. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Company.
Section 7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Directors, and the Executive Committee and shall have custody of the seal of the corporation.

Section 8. Other Duties and Authorities. Each officer, employee, and agent shall have such other duties and authorities as may be conferred on him by the Board of Directors and, subject to any directions of the Board, by the Chairman of the Board.
Section 9. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of his contract of employment shall have cause of action therefor.
ARTICLE IV
DEPOSITORIES, SIGNATURES AND SEAL
Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.
Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as the Board may from time to time by resolution provide.
Section 3. Seal. The corporate seal of the Company shall be as follows:
(Imprint Seal)

The seal may be affixed to any instrument by any officer of the Company and may be lithographed or otherwise printed on any document with the same force and effect as if it had been imprinted manually.
ARTICLE V
STOCK TRANSFERS
Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing a facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.
Section 2. Transfer of Shares. Shares of stock in the Company shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonable require showing that the requested transfer is proper.
Section 3. Lost, Destroyed or Mutilated Certificates. The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to determine whether such duplicate certificate should be issued.
Section 4. Transfer Agent and Registrar. The Board may appoint a transfer agent or agents and a registrar or registrars of transfer, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.
ARTICLE VI
INDEMNITY
Section 1. Indemnity. Each person who is now, has been, or who shall hereafter become a Director or officer of the Company, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he may be made a party as a result or by reason of his being or having been a Director or officer of the Company or of any other corporation which he serves as a Director or officer at the request of the Company, except in relation to matters as to which a recovery shall be had against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duties as such Director or officer. The foregoing right to indemnify shall include reimbursement of the amounts and expenses paid in settling any such demand, suit or proceedings or threat thereof when settling the same appears to the Board of Directors or the Executive Committee to be in the best interest of the Company, and shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law.
ARTICLE VII
AMENDMENTS
Section 1. Amendments. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, the Board of Directors or the stockholders shall have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws. The stockholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Except as otherwise provided in the Articles of Incorporation or in resolutions of the Board of Directors pursuant to which preferred stock is issued, action by the Board of Directors with respect to the Bylaws shall be taken by the affirmative vote of a majority of all Directors then holding office, and action by the stockholders with respect to the Bylaws shall be taken by the affirmative vote of the holders of a majority of all shares of common stock.
ARTICLE VIII
BUSINESS COMBINATIONS
Section 1. Business Combinations. All the requirements of Article 11A of the Code, which includes Sections 14-2-1131, 14-2-1132 and 14-2-1133 of the Code, shall be applicable to the Company.
ARTICLE IX
FISCAL YEAR
Section 1. Fiscal Year. Effective with the Company’s fiscal year which commenced on June 2, 2007, the fiscal year of the Company shall end at the end of the Saturday closest to January 31 and shall, in each case, begin at the beginning of the day next succeeding the last day of the preceding fiscal year.